Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--200, (California Intermediate Insured, Michigan and New York Trusts) Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-64531 of our opinion dated March 6, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 12, 2000